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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF POST PROPERTIES, INC.

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
          Name                                               Incorporation
          ----                                               -------------
1.        Post Apartment Homes, L.P.                           Georgia
2.        Post Services, Inc.                                  Georgia
3.        Post LP Holdings, Inc.                               Georgia
4.        Post GP Holdings, Inc.                               Georgia
5.        Post Travel, Inc.                                    Georgia
6.        Post Landscape Group                                 Georgia
7.        RAM Partners, Inc.                                   Georgia
8.        Post Asset Management, Inc.                          Georgia
9.        Rocky Point Management, Inc.                         Georgia
10.       Cumberland Lake, Inc.                                Georgia
11.       Briarcliff Commercial Property, LLC                  Georgia
12.       Armada Homes, Inc.                                   Delaware
13.       Post Development Services
          Limited Partnership                                  Georgia
14.       Addison Circle Access, Inc.                          Delaware
15.       Akard-McKinney Investment
          Company, LLC                                         Texas
16.       Post Uptown, LLC                                     Texas
17.       Greenwood Residential, LLC                           Texas
18.       Columbus Management Services, LLC                    Texas
19.       Uptown Denver, LLC                                   Columbus
20.       Addison Circle One, Ltd.                             Texas
21.       Addison Circle Two, Ltd.                             Texas
22.       Post Rice Lofts, LLC                                 Texas
23.       Rice Lofts, L.P.                                     Texas
24.       Post-AmerUs Rice Lofts, L.P.                         Georgia
25.       Post-AmerUs American Beauty Mill, L.P.               Georgia
26.       Post Aviation, LLC                                   Georgia
27.       Villas at Parkway Village, L.P.                      Georgia
28.       Villas GP, LLC                                       Georgia
29.       Post-AmerUs Bennie Dillon, L.P.                      Georgia
30.       Miller-Post Development Group, LLC                   Georgia
31.       Post-AmerUs Wilson Building, L.P.                    Georgia
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